UNITED FINANCIAL BANKING COMPANIES, INC.

Exhibit 99(a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-KSB of United Financial Banking Companies, Inc. for the year ended December 31, 2002, I, Harold C. Rauner, President and Chief Executive Officer of United Financial Banking Companies, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1)	such Form 10-kSB for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Form 10-KSB for the quarter ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of United Financial Banking Companies, Inc.

/s/ Harold C. Rauner
Harold C. Rauner President and Chief Executive Officer